Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Travis J. Thompson, Chief Executive Officer, and Joseph C. O’Neill, Jr., Executive Vice President and Chief Financial Officer of HV Bancorp, Inc. (the “Company”) each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2021 and that to the best of their knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: March 28, 2022	/s/ Travis J. Thompson
Travis J. Thompson
Chief Executive Officer

Date: March 28, 2022	/s/ Joseph C. O’Neill, Jr.
Joseph C. O’Neill, Jr.
Executive Vice President and Chief Financial Officer